Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"J1 A5 MERGER SUB INC.", A DELAWARE CORPORATION,

WITH AND INTO "ALT 5 SIGMA, INC." UNDER THE NAME OF "ALT 5 SIGMA, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF MAY, A.D. 2024, AT 12:47 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

6782648 8100M
SR# 20242149990

Authentication: 203481464
Date: 05-15-24

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Alt 5 Sigma, Inc. ________________, and the name of the corporation being merged into this surviving corporation is JI A5 Merger Sub Inc. ________________.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is Alt 5 Sigma, Inc. ________________ a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The merger is to become effective on upon filing.

SIXTH: The Agreement of Merger is on file at 325 E. Warm Springs Road, Suite 102, Las Vegas, NV 89119, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 15th day of May ,A.D., 2024.

By: /s/ Andre Beauchesne
Authorized Officer

Name: Andre Beauchesne
Print or Type

Title: CEO

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:47 PM 05/15/2024
FILED 12:47 PM 05/15/2024
SR 20242149990 - File Number 6782648